Exhibit 99.1

XL Fleet Announces Second Quarter 2021 Financial Results

BOSTON, August 12, 2021 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leading provider of fleet electrification solutions for commercial vehicles in North America, today announced second quarter 2021 financial results.

Second Quarter 2021 and Recent Highlights

•	Generated revenue for second quarter of 2021 of $3.7 million, compared to $1.9 million in the prior year, driven by the addition of World Energy in mid-May 2021
•	Realized gross profit for the second quarter of 2021 of $1.0 million, reflecting gross margins of approximately 26%
•	Exited second quarter of 2021 with cash balance of $384 million
•	Achieved nearly 4,500 cumulative hybrid and plug-in hybrid drive systems sold through second quarter of 2021
•	Completed acquisition of World Energy Efficiency Services LLC (“World Energy”) to accelerate fleet electrification adoption and expand XL Grid charging infrastructure offering
•	Announced significant new partnerships to expand XL Fleet’s sales, service and product development capabilities
•	Gained current CARB Executive Order status for the hybrid Ford Transit product in June 2021, resuming XL Fleet’s ability to serve the California market

Management Commentary

“We believe market interest in commercial fleet electrification solutions remains strong, however, supply chain issues and wide scale shortages of key materials, especially microchips, continue to impact the global automotive industry, significantly interrupting the ability of fleet customers to secure new vehicles on which our electrified drive systems are installed,” said Dimitri Kazarinoff, Chief Executive Officer of XL Fleet. “We remain nimble and are positioning XL Fleet to benefit from the recovery in vehicle availability whenever it materializes. Since the start of the second quarter, we have been successful in finalizing several significant new partnerships that expand our sales, service and product development capabilities, and we continued our highly strategic approach to pursuing M&A opportunities which bolster our current and future electrification suite.”

“We continue to advance our mission of enabling fleets to electrify more quickly and comprehensively,” said Tod Hynes, Founder & President of XL Fleet. “This includes new agreements to collaborate with high quality partners across applications including waste management, refrigerated trailers, last mile delivery, and other mission-critical applications, while at the same time, expecting to remain on target to begin initial shipments of our first all-electric solutions in 2022. Our recent strategic acquisition of World Energy and our eNow partnership advance our electrification-as-a-service strategy and enhance our ability to deliver the comprehensive set of electrification solutions that our customers are increasingly demanding."

Second Quarter 2021 Financial Results

Revenue totaled $3.7 million in the second quarter of 2021 compared to $1.9 million in the second quarter of 2020. Revenue from the sale of drive systems in the second quarter of 2021 totaled $1.3 million compared with $1.9 million in the second quarter of 2020 due to the microchip shortage and lack of new fleet chassis. Revenue from XL Grid in the second quarter of 2021 totaled $2.4 million, which was comprised of partial-quarter contribution from World Energy following the businesses acquisition on May 17, 2021.

Gross profit was $1.0 million for the second quarter of 2021, compared to a gross profit of $0.04 million in the second quarter of 2020. This increase was primarily driven by XL Grid with the World Energy acquisition. Adjusted EBITDA was ($11.4) million for the second quarter of 2021, compared to ($3.5) million for the second quarter of 2020 due to the significant growth in our team and an increase in service providers to support our growth strategy and to meet our obligations as a publicly traded company.

Net loss was $10.5 million for the second quarter of 2021, compared to net loss of $13.5 million in the second quarter of 2020. Net income for the second quarter of 2021 includes a non-cash gain from the change in fair value of warrant liability of $2.7 million. Adjusted net loss was $11.8 million for the second quarter of 2021, compared to adjusted net loss of $5.3 million in the second quarter of 2020. A reconciliation of net loss to adjusted net loss and adjusted EBITDA to adjusted net loss is set out in the tables below.

Balance Sheet and Capital

Cash and cash equivalents as of June 30, 2021 totaled $384.1 million compared to $329.6 million as of December 31, 2020. Total debt outstanding as of June 30, 2021 was approximately $0.6 million. XL Fleet has approximately 139.4 million shares of Common Stock outstanding as of June 30, 2021.

Operating Summary

Since the beginning of 2020, the Company shipped a total of 1,625 drive systems, of which, 88 drive systems were shipped during the second quarter of 2021. Drive systems shipped since the beginning of 2020 include XL Fleet’s hybrid and plug-in hybrid drive systems. XL Fleet is currently developing all electric drivetrains that we expect to deploy on new vehicles in 2022. We have also substantially expanded our XL Grid solutions with the acquisition of World Energy in May 2021.

Second Quarter 2021 and Recent Operational & Business Updates

•	In July 2021, XL Fleet and eNow announced a partnership including a supply agreement that entitles XL Fleet to provide battery and power electronics systems for the first 1,000 units of eNow’s innovative electrified refrigerated trailer solution. Concurrent with the agreement, XL Fleet invested $3 million in in eNow with the right to acquire 100% of eNow at a pre-determined valuation.

•	In July 2021, XL Fleet announced the XL Hybrid System is now available on the Isuzu NPR-HD low cab forward vehicle that serves demanding applications including last mile delivery, beverage distribution, utility work and food service.

•	In June 2021, XL Fleet and Rubicon announced an agreement to bring XL Fleet’s offerings for fleet electrification to Rubicon’s network of waste and recycling hauler partners.

•	In June 2021, XL Fleet celebrated the opening of its Michigan Fleet Electrification Technology Center with a ribbon cutting event featuring Governor Gretchen Whitmer.

•	In May 2021, XL Fleet announced the bolt-on acquisition of World Energy, a Northeast leader in the delivery of turnkey energy efficiency, renewable technology, electric vehicle charging station and other cutting edge energy solutions for small to mid-sized facilities. The acquisition accelerates XL Fleet’s suite of fleet electrification solutions, enables customers to charge more vehicles at their existing facilities which have power constraints, and expands the capabilities and capacity of the Company’s XL Grid division. World Energy generated $18 million of total revenue and was free cash flow positive for full-year 2020. Total consideration for the acquisition is approximately $16 million.

•	In April 2021, XL Fleet appointed Cielo M. Hernandez as Chief Financial Officer. Ms. Hernandez is a finance professional with more than 25 years of experience, and an extensive track record of leading global teams and strategies for publicly traded and private companies.

•	In April 2021, XL Fleet and Dickinson Fleet Services (“Dickinson”) announced a partnership to expand XL Fleet’s nationwide service capacity to support the Company’s electrified vehicle deployments.

•	In April 2021, XL Fleet and Apex Clean Energy announced that XL Fleet is electrifying Apex’s vehicle fleet as part of a comprehensive effort to reduce its carbon emissions.

Outlook

“Companies continue to seek new and immediate ways to improve sustainability,” added Mr. Kazarinoff. “We remain in active conversations with customers regarding vehicle deliveries; however, the OEMs have pushed out the opening of new orders and extended lead times, indicating the ongoing shortage of new commercial fleet vehicles will stretch into 2022. That said, we are very pleased to have expanded our XL Grid division and also recently gained current CARB Executive Order status, re-opening our opportunity to sell certain applications in the robust California market. Additionally, we are actively pursuing and winning opportunities to retrofit our drive systems on existing vehicles.”

“While the unprecedented lack of commercial fleet vehicle availability is now expected to extend into 2022, XL Fleet is extremely well positioned to continue to execute on our broader business strategy. We continue to develop new electrification solutions across a broader range of chassis options and expand on our energy management and charging infrastructure capabilities, while also pursuing exciting new opportunities outside of North America. In addition, we continue to add great new talent and capacity to our team to successfully navigate the current market challenges while putting us in position to realize our long-term goals. We believe we have the financial resources, the strategy, and the talent to work through this period of new vehicle disruption and successfully grow our business.”

Conference Call Information

The XL Fleet management team will host a conference call to discuss its second quarter 2021 financial results today at 5:00 p.m. Eastern Time. The call can be accessed live over the telephone by dialing 877-300-8521, or for international callers, 412-317-6026 and referencing XL Fleet. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of the Company’s website at www.xlfleet.com. A replay will be available shortly after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for the replay is 10159082. The replay will be available until August 26, 2021. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of the Company’s website at www.xlfleet.com.

About XL Fleet

XL Fleet is a leading provider of fleet electrification solutions for commercial vehicles in North America, with more than 160 million miles driven by customers such as The Coca-Cola Company, Verizon, Yale University and the City of Boston. XL Fleet’s hybrid and plug-in hybrid electric drive systems can increase fuel economy up to 25-50 percent and reduce carbon dioxide emissions up to 20-33 percent, decreasing operating costs and meeting sustainability goals while enhancing fleet operations. XL Fleet’s plug-in hybrid electric drive system was named one of TIME magazine's best inventions of 2019. For additional information, please visit www.xlfleet.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones, including the ongoing global microchip shortage and limited availability of chassis from vehicle OEMs and our reliance on our suppliers; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2021, as amended and supplemented by the 10-K/A filed May 17, 2021, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), XL Fleet Corp. reports EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss) which are non-GAAP financial measures. EBITDA is determined by taking net income and adding interest, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding change in fair value of obligation to issue shares of common stock to sellers of World Energy, non-recurring World Energy acquisition expenses and accreted contingent compensation obligation to sellers of World Energy, change in fair value of warrant liability, change in fair value of convertible notes payable derivative liabilities and loss on extinguishment of debt. Adjusted Net Income (Loss) is determined by taking Net Income (Loss) and adding change in fair value of obligation to issue shares of common stock to sellers of World Energy, non-recurring World Energy acquisition expenses, accreted contingent compensation obligation to sellers of World Energy, change in fair value of warrant liability, and change in fair value of convertible notes payable derivative liabilities and loss on extinguishment of debt. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward looking financial information. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) have been reconciled to the nearest GAAP measures in the tables within these this press release.

Investor Contact:

xlfleetIR@icrinc.com

Media Contact:

PR@xlfleet.com

XL Fleet Corp.

Unaudited Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2021 and June 30, 2020

XL Fleet Corp.

Reconciliation of Non-GAAP Financial Measures

For the Three and Six Months Ended June 30, 2021 and June 30, 2020

XL Fleet Corp.

Unaudited Condensed Consolidated Balance Sheets

As of June 30, 2021 and December 31, 2020

(In thousands, except share and per share amounts)	June 31, 2021	December 31, 2020 (audited) (restated)
Assets		
Current assets:		
Cash and cash equivalents	$ 384,143	$ 329,641
Restricted cash	657	150
Accounts receivable, net	7,086	10,559
Inventory, net	12,390	3,574
Prepaid expenses and other current assets	1,502	1,396
Total current assets	405,778	345,320
Property and equipment, net	2,364	579
Intangible assets, net	1,985	593
Right-of-use asset	4,475	-
Goodwill	9,271	489
Other assets	75	32
Total assets	$ 423,948	$ 347,013
Liabilities and stockholders' equity (deficit)		
Current Liabilities		
Current portion of long-term debt	93	110
Accounts payable	4,565	4,372
Lease liability, current	845	-
Accrued expenses and other current liabilities	10,919	4,601
Total current liabilities	16,422	9,083
Long-term debt, net of current portion	559	98
Deferred revenue	519	305
Lease liability, non-current	3,541	-
Warrant liabilities	20,812	143,295
Contingent consideration	-	924
Deferred obligation - World Energy, non-current	1,361	-
New market tax credit obligation (1)	4,352	4,412
Total liabilities	47,566	158,117
Commitments and contingencies (Note 12)		
Stockholders' equity		
Common stock, $0.0001 par value; 350,000,000 shares authorized at June 30, 2021 and December 31, 2020; 139,366,576 and 131,365,254 issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	14	13
Additional paid-in capital	453,124	317,084
Accumulated deficit	(76,756)	(128,201)
Total stockholders' equity	376,382	188,896
Total liabilities and stockholders' equity	$ 423,948	$ 347,013

(1) Held by variable interest entity.